Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 6th day of September, 2017, by and among Tim Storer (“Executive”), A. H. Belo Corporation, a Delaware corporation (the “Company”), and DMV Digital Holdings Company, a Delaware corporation (“DMV”).

WHEREAS, the parties have heretofore entered into that certain Employment Agreement dated as of March 2, 2017 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement in certain respects as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement.

2. Amendment of Exhibit A.  Exhibit A to the Agreement is hereby amended in its entirety in the form attached hereto as Exhibit A.  Such attached Exhibit A shall amend and replace in its entirety the corresponding Exhibit A attached to the Agreement.

3. No Further Amendment.  Except as expressly amended hereby, all of the other terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect.  To the extent any terms or provisions of this Amendment conflict with those of the Agreement, the terms and provisions of this Amendment shall control. This Amendment shall be deemed a part of, and is hereby incorporated into, the Agreement.

4. Entire Agreement. This Amendment, together with the Agreement, as well as the exhibits to each, constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior or contemporaneous conflicting or inconsistent proposals, negotiations, agreements, consents and understandings relating to such subject matter. The parties acknowledge and agree that there is no oral or other agreement that has not been incorporated into this Amendment or the Agreement.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original but all of which together constitute a single document.
6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

EXECUTIVE

/s/ Tim Storer
Tim Storer

COMPANY

A. H. BELO CORPORATION

By:	/s/ Grant S. Moise
Grant S. Moise, Executive Vice President/
General Manager, The Dallas Morning News

DMV

DMV DIGITAL HOLDINGS COMPANY

By:	/s/ Katy Murray
Katy Murray, Treasurer and Assistant
Secretary

Exhibit  A

EXHIBIT A

A. H. Belo Corporation

Tim Storer Annual Cash Bonus Terms and Conditions

Annual Cash Bonus Opportunity

Executive’s annual cash bonus opportunity for a calendar year is based on specific financial performance objectives and metrics, as follows: (i) the achievement by the consolidated operations of DMV Digital Holdings Company (“DMV”), Your Speakeasy, LLC and Connect (together, the “DMV Portfolio”) of the Adjusted EBITDA (as defined below) performance target for that calendar year (the “Adjusted EBITDA Target”) and (ii) the attainment of the Total Contract Value (defined below) performance target for that calendar year (the “TCV Target”) by Distribion, Inc. and Vertical Nerve, Inc. (together, the “TCV Entities”). Any additional entities, businesses and operating units other than those set forth above to be included in the DMV Portfolio or the TCV Entities in a particular calendar year will be mutually agreed upon by the Company and Executive within the first ninety (90) calendar days of that calendar year and may not thereafter be revised for that calendar year.  At the end of the year, actual results are compared to the performance objectives, and the amount of Executive’s cash bonus is determined accordingly.

The annual cash bonus opportunity is provided under the Company’s 2008 Incentive Compensation Plan or any successor to such plan (the “Plan”).  The Plan is designed to provide a competitive level of compensation to senior executives of the Company and is administered by the Compensation Committee of the Company’s Board of Directors. Executive’s participation in the Plan is subject to the fully executed binding arbitration agreement that the Company has on file for Executive.

Target Cash Bonus

Executive’s target bonus is $300,000, subject to the achievement of the requirements set forth below. The amount of any bonus earned with respect to any calendar year will be paid in cash in accordance with the terms of the ICP.

DMV Portfolio Adjusted EBITDA Target for Bonus Determination

Fifty percent (50%) of Executive’s annual target bonus ($150,000) for a particular calendar year will be based upon the DMV Portfolio’s achievement of the Adjusted EBITDA Target for that calendar year. For this purpose, “Adjusted EBITDA” means DMV Portfolio earnings before interest, taxes, depreciation and amortization, adjusted for (adding back) severance-related expenses, acquisition costs and expenses, litigation and litigation settlement costs and expenses, and stock-based compensation expenses to the extent applicable to DMV or, for periods after the consolidation of the DMV Portfolio, the DMV Portfolio. For 2017, Adjusted EBITDA shall be equal to the sum of (A) the Adjusted EBITDA for DMV for the period prior to the date of the consolidation of the DMV Portfolio and (B) the consolidated Adjusted EBITDA for the DMV Portfolio for the remainder of that year from and after the date of such consolidation. For 2018 and each subsequent year, the Adjusted EBITDA for each particular calendar year will be based on the consolidated Adjusted EBITDA for the DMV Portfolio for that calendar year.

Exhibit  A

The Adjusted EBITDA Target for 2017 is $3,123,000.

Adjusted EBITDA Target
Threshold	Achievement Range	Payout Range
Below	<85%	0%
Minimum	85%	50%
Target	100%	100%
Maximum	>200%	200%

If the DMV Portfolio (or, with respect to calendar year 2017, DMV for the period prior to the date of the consolidation of the DMV Portfolio, and the DMV Portfolio for the remainder of that year from and after the date of such consolidation) achieves between (i) 85% and 100% or (ii) 100% and 200% of the Adjusted EBITDA Target, then the bonus amount earned and payable will be determined using a straight line interpolation.

TCV Entities Metrics for TCV Target for Bonus Determination

Fifty percent (50%) of Executive’s annual target bonus ($150,000) for each particular calendar year will be based upon the TCV Entities’ achievement of the TCV Target for that calendar year.

For 2017, the TCV Target is $19,475,622.  For 2018 and each subsequent year, the TCV Target for each particular calendar year will be based on the Total Contract Value for that calendar year. The “Total Contract Value” metric summarizes the contractual value of new, fully executed contracts during the measurement period. For purposes of the calculation, pass-through revenue, as part of a contract, with the exception of Marketing FX contracts, does not qualify in the calculation of Total Contract Value.

TCV Target
Threshold	Achievement Range	Payout Range
Below	<85%	0%
Minimum	85%	50%
Target	100%	100%
Maximum	>200%	200%

If the TCV Entities achieve between (i) 85% and 100% or (ii) 100% and 200% of the TCV Target, then the bonus amount earned and payable will be determined using a straight line interpolation.

Establishment of Performance Targets for Future Years

For each calendar year after 2017, the Company and Executive will mutually agree upon a recommendation to the Company’s Board of Directors as to the Adjusted EBITDA Target for the DMV Portfolio and the TCV Target for the TCV Entities as a part of the annual DMV Portfolio operating plan for such calendar year, and such performance targets will be established by the final approval by the Board of Directors of the Company as part of the Company’s annual operating plan and the final approval by the Compensation Committee of the Board of such performance

Exhibit  A

targets. Neither the Company nor the Executive shall unreasonably withhold, condition or delay its or his agreement as to the recommendation of such performance targets.

Bonus Eligibility and Payment Schedule

Executive must be employed by the Company on the bonus payment date specified to be eligible to receive a bonus. Bonuses earned based on the annual bonus performance targets for any calendar year, if any, will be paid in February immediately following such calendar year, after the earnings release for such calendar year, based on the DMV Portfolio’s and the TCV Entities’ performance versus the annual bonus performance targets for such calendar year.